UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 07, 2022
CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

DE	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside,	Suite 1100	99201
Spokane,	WA
(Address of principal executive offices)		(Zip Code)
(509) 344-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

Amendment to ABL Credit Agreement

On November 7, 2022, Clearwater Paper Corporation, a Delaware corporation (the “Company”) entered into an amendment (the “Amendment”) to its ABL Credit Agreement dated July 26, 2019, among the Company, as borrower, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “ABL Credit Agreement”). Pursuant to the Amendment, among other things, the maximum commitment of the lenders (subject to borrowing base limitations) under the ABL Credit Agreement was increased from $250 million to $275 million, the maturity date was extended to November 7, 2027 and provisions were added to replace LIBOR with a SOFR-based rate as one of the benchmark rates at which loans under the ABL Credit Agreement may bear interest.

The foregoing description of the ABL Credit Agreement is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1, and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibit Index

Exhibit	Description
10.1	Third Amendment to the ABL Credit Agreement, dated November 7, 2022, by and among JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto, and Clearwater Paper Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date : November 08, 2022
CLEARWATER PAPER CORPORATION

By:	/s/ Rebecca A. Barckley
Rebecca A. Barckley, Vice President, Corporate Controller
(Principal Accounting Officer)